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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 and related proxy statement/prospectus of Weatherford International Ltd. for the registration of 150,000,000 of its common shares and to the incorporation by reference therein of our report dated January 30, 2002, with respect to the consolidated financial statements and schedule of Weatherford International, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Houston, Texas

May 21, 2002